UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

LifeMD, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Conversion Labs, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LFMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2021, LifeMD, Inc., formerly known as Conversion Labs, Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation (as amended, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a change of the Company’s name from “Conversion Labs, Inc.” to “LifeMD, Inc.” effective as of February 19, 2021 (the “Name Change”). The Name Change was approved by the Company’s Board of Directors on February 16, 2021. Under Section 242 of the Delaware General Corporation Law, the Name Change does not require stockholder approval. The Name Change does not affect the rights of the Company’s security holders. There were no other changes to the Company’s Certificate of Incorporation in connection with the Name Change. A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

Effective February 22, 2021, the trading symbol for the Company’s common stock, par value $0.01 per share on The Nasdaq Stock Market LLC will be “LFMD” (the “Symbol Change”). The Company’s new CUSIP number is 53216B104.

On February 22, 2021, the Company issued a press release announcing the Name Change and the Symbol Change. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Certificate of Amendment
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeMD, Inc.

Dated: February 22, 2021	By:	/s/ Justin Schreiber
Justin Schreiber Chief Executive Officer